Exhibit 10.1


                    Second Amendment to Employment Agreement

     Second Amendment, dated June 26, 2002 to the Employment Agreement dated September 10, 1998 between KeySpan Corporation d/b/a KeySpan Energy, a New York corporation (the "Company") and Robert B. Catell (the "Executive").

                                 WITNESSETH THAT

     WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of September 10, 1998 with an Amendment dated February 24, 2000 (the "Employment Agreement"), pursuant to which the Company provided for the employment of the Executive and the Executive agreed to be employed by the Company, under the terms and conditions therein stated; and

     WHEREAS, the Executive has built a strong and effective management team which will enable the Company to continue to grow in the short term and to successfully transition and prepare the executive team for future challenges to maximize shareholder value; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement;

     NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1. Section 1 of the Employment Agreement is hereby revised to become 1a. and is further amended to extend the end of the Employment Period from July 31, 2003 to July 31, 2005.


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2    Section 1b. is hereby added to state as follows:  In the event that KeySpan enters into a definitive agreement relative to a transaction which constitutes a Change of Control as such term is defined in the KeySpan Energy Senior Executive Change of Control Severance Plan during the term of this Agreement and the consummation of such transaction occurs subsequent to July 31, 2005, Executive's Employment Period will be extended until a period thirty (30) days after the consummation of such Change of Control transaction.

3. Section 3(a) of the Employment Agreement is amended to restate Executive's annual base salary as $938,000.00 in place of $700,000.00.

4 Section 3(b) of the Employment Agreement is deleted in its entirety and the following is inserted in its place:

          During the Employment Period, the Executive shall participate in short term incentive compensation plans ("Annual Incentive Compensation") and/or long term incentive compensation plans ("Long -Term Incentive Compensation") providing him with an opportunity to earn on a year-by-year basis short term compensation with an annual incentive target incentive opportunity of no less than 80% and long term compensation with a target opportunity of not less than 180%.

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5.   Section 3e. is added as  follows:  If during the term of the  Agreement,  a
     Change of Control occurs, Executive shall be granted a Special Incentive Award in an amount payable at the discretion of the Board upon the successful completion of such transaction by the Company.

6. Paragraph (ii)A of Section 5(a) of the Employment Agreement is hereby amended to delete the following clause: "or if longer and if the Date of Termination is after a Change of Control, the third anniversary of the Date of Termination"

7. Paragraph (ii)B of Section 5(a) of the Employment Agreement is hereby deleted in its entirety.

8. The second sentence of Paragraph 1b. of Appendix A to the Employment Agreement is amended to add the following clause after the word, "deferrals" and before the word "Long", " other than voluntary deferrals pursuant to the Officers Deferred Stock Unit Plan of KeySpan Corporation."

9. The Parties agree that in all other respects, the Employment Agreement is ratified and confirmed.

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

     IN WITNESS WHEREOF, the Executive has executed this Agreement and, pursuant to authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name and on its behalf, all as of the day and year first above written.








                                                        /s/Robert B. Catell
                                                        -------------------
                                                        Robert B. Catell


                                                        /s/Edward D. Miller
                                                        -------------------
                                                        Edward D. Miller
                                                        KEYSPAN  CORPORATION














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